Articles of Amendment
of
DWS Dreman Value Income Edge Fund, Inc.

      DWS Dreman Value Income Edge Fund,
Inc., a Maryland corporation (the
"Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland (the "SDAT") that:

	FIRST:  The Charter of the Corporation
is hereby amended to effectuate a reverse stock split of the Corporation's Common Stock, pursuant to which (i) the par value of the Corporation's Common Stock shall be increased from $0.01 par value per share to $0.02 par value per share; and (ii) each issued and outstanding share of Common Stock as of the Effective Time (as hereinafter defined) shall be changed into and become one-half of one share of Common Stock (or every two shares of Common Stock shall be changed into and become one share of Common Stock). In that regard, from and after the Effective Time, the first two sentences of Paragraph 1 of Article IV of the Charter are hereby deleted in their entirety and in lieu thereof the following is substituted:

	"The Corporation has authority
to issue 100,000,000 shares of stock,
initially consisting of 100,000,000 shares of Common Stock, $.02 par value per share ("Common Stock"). The aggregate par value of all authorized shares of stock having par value is $2,000,000."

	SECOND:  The following provisions
shall apply in order to effectuate the reverse stock split described in Article FIRST above:

(A)	As of the Effective Time, each
share of Common Stock with a par value
of $0.01 per share that was issued and
outstanding immediately prior to the
Effective Time shall automatically and
without any action on part of the holder thereof be changed into 1/2 of one share of Common Stock with a par value of $0.02 per share (or every two shares of Common Stock shall automatically and without any action on part of the holder thereof be changed into one share of Common Stock with a par value of $0.02 per share).

(B)	With the exception of those
shareholders participating in the
Corporation's Dividend Reinvestment
and Cash Purchase Plan, holders of pre-
reverse stock split shares of Common
Stock that otherwise would have been
entitled to receive a fractional share as a result of the reverse stock split will receive an amount in cash equal to the fair market value of the fraction as determined by the Corporation (e.g., a holder of seventeen shares of Common
Stock would receive eight post-reverse
stock split shares of Common Stock and
cash equal to the value of one-half of
one share of Common Stock).
Shareholders participating in the
Corporation's Dividend Reinvestment
and Cash Purchase Plan will not receive
cash payments in lieu of fractional
shares they are entitled to receive as a result of the reverse stock split (i.e., they will retain any fractional shares resulting from the reverse stock split).
      THIRD:  The amendments described
above were approved by a majority of the entire
Board of Directors of the Corporation. The amendments are limited to changes expressly authorized by Section 2-309(e) of the Maryland
General Corporation Law to be made without action by the stockholders of the Corporation.
The Corporation has a class of equity securities registered under the Securities Exchange Act of 1934.

	FOURTH:  These Articles of
Amendment shall become effective at 12:01 a.m. on August 10, 2009 (the "Effective Time").



[The rest of this page is intentionally blank.]



      IN WITNESS WHEREOF, the
Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by a Vice President of the Corporation and attested to by an Assistant Secretary as of this 3rd day of August, 2009; and such Vice
President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:
	DWS DREMAN VALUE INCOME
EDGE
      FU
ND, INC.


/s/Caroline Pearson				By:
	/s/John Millette
Caroline Pearson
	John Millette
Assistant Secretary
	Vice President




Articles of Amendment
of
DWS Dreman Value Income Edge Fund, Inc.



	DWS Dreman Value Income Edge Fund,
Inc., a Maryland corporation (which is
hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

	FIRST:  The Charter of the Corporation
is hereby amended to change the par value of the common stock of the Corporation from $0.02 per share to $0.01 per share. In that regard, from and after the Effective Time (as hereinafter defined), the first two sentences of Paragraph 1 of Article IV of the Charter are hereby deleted in their entirety and in lieu thereof the following is substituted:

	"The Corporation has authority
to issue 100,000,000 shares of stock,
initially consisting of 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"). The aggregate par value of all authorized shares of stock having par value is $1,000,000."
      SECOND:  The amendment described
above was approved by a majority of the entire
Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Section 2-605 of the Maryland
General Corporation Law to be made without action by the stockholders of the Corporation.

	THIRD:  These Articles of Amendment
shall become effective at 12:02 a.m. on August
10, 2009 (the "Effective Time").




[The rest of this page is intentionally blank.]


IN WITNESS WHEREOF, the
Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by a Vice President of the Corporation and attested to by an Assistant Secretary as of this 3rd day of August, 2009; and such Vice
President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:
	DWS DREMAN VALUE INCOME
EDGE
      FU
ND, INC.


/s/Caroline Pearson				By:
	/s/John Millette
Caroline Pearson
	John Millette
Assistant Secretary
	Vice President







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